SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California		90071
(Address of principal executive offices)		(zip code)

(213) 613-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 23, 2009, Thomas Properties Group, Inc. (the “Company”) closed the previously announced registered direct offering and sale of 5,138,600 shares (the “Shares”) of the Company’s common stock to certain institutional investors, resulting in net proceeds to the Company of approximately $13.1 million, after deducting certain offering expenses.

The Shares were issued pursuant to a prospectus supplement and accompanying base prospectus filed with the Securities and Exchange Commission on December 18, 2009 under the Company’s effective shelf registration statements on Form S-3 (File Nos. 333-152152 and 333-132915). A copy of the opinion of Jones Day, relating to the validity of the Shares sold in the offering, is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in the opinion filed as Exhibit 5.1 to this Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

By:	/s/ Diana M. Laing
Diana M. Laing
Chief Financial Officer

Date: December 23, 2009

EXHIBIT INDEX

Number	Description

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in the opinion filed as Exhibit 5.1 to this Form 8-K).